UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2021

BANDWIDTH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38285	56-2242657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Main Campus Drive

Raleigh, NC 27606

(Address of principal executive offices) (Zip Code)

(800) 808-5150

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	BAND	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2021, Bandwidth Inc., a Delaware corporation (“Bandwidth” or the “Company”), entered into an Employment Agreement (the “Employment Agreement”) with Daryl Raiford, who is expected to succeed Jeff Hoffman as the Company’s Chief Financial Officer in August 2021, following a transition period during which he will work alongside Mr. Hoffman as Bandwidth’s EVP, Finance. As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC by the Company on May 5, 2021, Mr. Hoffman previously submitted his resignation but will remain with the Company through August 31, 2021 to assist the Company with the transition.

The principal terms of the Employment Agreement with Mr. Raiford provide that:

•

Mr. Raiford’s employment with the Company will commence on July 12, 2021 (the “Effective Date”) and will continue until December 31, 2021, subject to automatic extensions for successive one-year periods unless either the Company or Mr. Raiford provides the other party timely notice of non-renewal and subject to earlier termination in accordance with the terms of the Employment Agreement.

•	Mr. Raiford’s initial base salary will be $425,000 on an annualized basis.

•

Mr. Raiford’s target incentive amount under the Company’s annual cash incentive program will be 75% of his salary, provided that his award for 2021 will be pro-rated for his partial year of employment.

•

Mr. Raiford will receive an award of a number of restricted stock units (“RSUs”) equal to $2,500,000 divided by the closing sales price of a share of common stock of Bandwidth on the effective date of such approval under Bandwidth’s 2017 Incentive Award Plan, as amended and/or restated and an award agreement thereunder. The RSUs will vest in four equal annual installments following the Effective Date, subject to Mr. Raiford’s continued service to the Company.

•

If Mr. Raiford’s employment is terminated by the Company other than for Cause (as defined in the Employment Agreement) or if Mr. Raiford resigns for Good Reason (as defined in the Employment Agreement) (either, a “Qualifying Termination”), Mr. Raiford will receive severance payments equal to 100% (or, if the Qualifying Termination occurs within 12 months following a change in control of the Company, 150%) of his base salary plus 100% (or, if the Qualifying Termination occurs within 12 months following a change in control of the Company, 150%) of his cash incentive bonus (determined based on the achievement of target performance), payable during a period of twelve months (or, if the Qualifying Termination occurs within twelve months following a change in control of the Company, eighteen months). Additionally, upon a Qualifying Termination, the RSUs and any other time-based equity award will become vested as to the portion (if any) that is scheduled to vest within the 6 months following Mr. Raiford’s termination, provided that upon a Qualifying Termination within 12 months following a change in control of the Company, such awards will become fully vested.

•

Upon a termination of Mr. Raiford’s employment by the Company other than for Cause, Mr. Raiford will also be entitled to receive a lump sum equal to 12 months (or, if the Qualifying Termination occurs within twelve months following a change in control of the Company, eighteen months) of premiums for medical insurance and term life insurance.

Mr. Raiford will be subject to a non-competition and non-solicitation restriction that will last for 12 months after the termination of his employment.

The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the Employment Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 8, 2021, the Company issued a press release announcing its appointment of Mr. Raiford as Executive Vice President of the Company effective July 12, 2021 and its expectation that Mr. Raiford will succeed Mr. Hoffman as the Chief Financial Officer of the Company in August after the filing of the Company’s quarterly report for its second fiscal quarter of 2021. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated July 6, 2021, between the Company and Mr. Raiford

99.1	Press Release, dated July 8, 2021

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANDWIDTH INC.

Date: July 8, 2021	By:	/s/ R. Brandon Asbill
	Name:	R. Brandon Asbill
	Title:	General Counsel and Secretary